GUARANTY

     Players International, Inc., a Nevada corporation ("Players"), makes this Guaranty for the sole and expressly limited purpose of making the guarantees, representations, warranties, and covenants contained in this Guaranty and hereby guarantees unconditionally payment of (i) Players MH, L.P.'s Initial Capital Contributions pursuant to Section 4 of that certain Partnership Agreement of Riverside Joint Venture (the "Agreement") to which this Guaranty is attached; and (ii) any amounts necessary to satisfy any indemnity obligations pursuant to
Section 14(e)(iii) of the Agreement; and (iii) the obligations of Players and its Affiliates (Controlled) under Sections 8(d) and 31(g) of the Agreement (the "Players Guaranteed Obligations"). Players hereby makes the representations and warranties set forth in Section 14.1 of the Agreement. Except as specifically set forth in this Guaranty, the foregoing guarantor shall have no obligation or liability under this Guaranty.

     The Players Guaranteed Obligations may be extended or renewed, and Players will be bound under this Guaranty notwithstanding any extension, renewal, or alteration of the Players Guaranteed Obligations. Players hereby waives presentation of, demand of, and protest of the Players Guaranteed Obligations and waives notice of protest for nonpayment. This Guaranty shall not be affected by:

          (a) the failure of any party to assert any claim or demand or to enforce any right or remedy against Players MH, L.P. under the Agreement,

          (b)  any extension or renewal of any provision of any thereof,

          (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Agreement, or

          (d) the failure of any party to exercise any right or remedy against any other guarantor of any of the Players Guaranteed Obligations.

         Players further agrees that this Guaranty constitutes a guarantee of payment when due and not of collection and waives any right to require that any resort be had by any party to any of the security held for payment of any of the Players Guaranteed Obligations or to any balance of any deposit account or credit on the books of any party in favor of any Person.

         The obligations of Players shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Players Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by


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reason of the invalidity, illegality or unenforceability of any of the Players
Guaranteed Obligations, discharge of Players MH, L.P. from obligations in a bankruptcy or similar proceeding or otherwise. Without limiting the generality of the foregoing, the obligations of Players shall not be discharged or impaired or otherwise affected by its failure to assert any claim or demand or to enforce any remedy under the Agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of any of the Players Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Players or which would otherwise operate as a discharge of Players as a matter of law or equity.

         Players further agrees that this Guaranty shall continue to be effective or to be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Players Guaranteed Obligations is rescinded or must otherwise be restored by any party upon the bankruptcy or reorganization of Players or otherwise.

         Upon payment by Players of any sum as provided above so long as any of the Players Guaranteed Obligations shall remain outstanding hereunder, all rights of Players against Players MH, L.P. arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Players Guaranteed Obligations.

         No delay or omission by the Partners or the Partnership to exercise any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof. No amendment, modification, termination or waiver of any provision of any guarantee, or consent to any departure by Players therefrom, shall in any event be effective without the written concurrence of all Partners. No waiver of any single breach of default under this Guaranty shall be deemed a waiver of any other breach or default.

         The Players Guaranteed Obligations may be enforced only by the Partners other than Players MH, L.P. and by any Indemnified Persons and shall not benefit or be enforceable by third parties. The Players Guaranteed Obligations shall exclude liability for tort claims of third parties.

                                            PLAYERS INTERNATIONAL, INC.,
                                            a Nevada corporation


                                            By:  /s/ Steven P. Perskie
                                                 ------------------------------
                                            Its: Vice President
                                                 ------------------------------

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